Exhibit 99.2

This Statement on Form 3 is filed by Athene Annuity & Life Assurance Company, Aviva Life and Annuity Company, Athene USA Corporation, and Athene Holding Ltd.

Name of Designated Filer:  Athene Holding Ltd.

Date of Event Requiring Statement:   October 15, 2013

Issuer Name and Ticker or Trading Symbol: ClearBridge American Energy MLP Fund Inc./CBA

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Corporate Secretary

AVIVA LIFE & ANNUITY COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Counsel and Assistant Secretary

ATHENE USA CORPORATION

By:	/s/ John Golden
Name:	John Golden
Title:	Counsel and Assistant Secretary

ATHENE HOLDING LTD.

By:	/s/ Tab Shanafelt
Name:	Tab Shanafelt
Title:	Chief Legal Officer and Secretary